Exhibit 99.1

Blue Owl Capital Corporation Reports Full Year Results and Fourth Quarter Net Investment Income Per Share of $0.47 and Net Asset Value Per Share of $15.26

NEW YORK — February 19, 2025 — Blue Owl Capital Corporation (NYSE: OBDC, or the “Company”) today announced financial results for its full year and fourth quarter ended December 31, 2024.

FOURTH QUARTER 2024 HIGHLIGHTS

•	Fourth quarter net investment income (“NII”) per share of $0.47, in-line with the prior quarter and exceeding the regular dividend by 27%

•	Based on OBDC’s supplemental dividend framework, the Board of Directors (the “Board”) declared a fourth quarter supplemental dividend of $0.05 per share

•	Total dividends for the fourth quarter were $0.42 per share, representing an annualized dividend yield of 11.0% based on fourth quarter net asset value (“NAV”) per share

•	NAV per share of $15.26, as compared with $15.28 as of September 30, 2024, driven by unrealized losses from credit marks in the portfolio, partially offset by over-earning of the base dividend

•

New investment commitments for the fourth quarter totaled $1.7 billion, offset by $1.6 billion of sales and repayments, as compared with $1.2 billion of new investment commitments and $1.1 billion of sales and repayments for the three months ended September 30, 2024. The weighted average total yield of debt and income producing investments was 11.1% at fair value

•	Investments on non-accrual decreased to 0.4% of the portfolio at fair value, as compared with 0.6% as of September 30, 2024

“Our fourth quarter results concluded another strong year for OBDC, delivering a 12.4% annualized return on equity, supported by continued strong portfolio performance and robust origination activity,” commented Craig W. Packer, Chief Executive Officer. “Our portfolio has demonstrated resilience and stable credit quality over the past year, and we expect to build on our momentum in 2025 by leveraging the benefits of enhanced scale resulting from our completed merger with OBDE.”

Merger Close

Subsequent to quarter-end, on January 13, 2025, OBDC closed the previously announced merger with Blue Owl Capital Corporation III (“OBDE”), with OBDC as the surviving company. This merger now makes OBDC the second largest externally-managed, publicly traded BDC by total assets with over $18 billion of total assets at fair value, on a pro forma combined basis as of December 31, 2024.

At-the-Market Program

The Company will enter into an at-the-market (“ATM”) program under which it may issue up to $750 million of its common stock. The ATM program was approved by the Board and will be filed in the coming days.

Dividend Declarations

The Company’s Board declared a first quarter 2025 regular dividend of $0.37 per share for stockholders of record as of March 31, 2025, payable on or before April 15, 2025.

The Board also declared a fourth quarter 2024 supplemental dividend of $0.05 per share for stockholders of record as of February 28, 2025, payable on or before March 17, 2025.

SELECT FINANCIAL HIGHLIGHTS

	As of and for the three months ended
($ in thousands, except per share amounts)	December 31, 2024	September 30, 2024	December 31, 2023
Net investment income per share	$0.47	$0.47	$0.51
Net realized and unrealized gains (and losses) per share	$(0.08)	$(0.13)	$(0.03)
Net income per share	$0.40	$0.35	$0.48
Base dividend declared from net investment income per share	$0.37	$0.37	$0.35
Supplemental dividend declared from net investment income per share	$0.05	$0.05	$0.08
Total investments at fair value	$13,194,545	$13,447,536	$12,713,348
Total debt outstanding	$7,457,702	$7,741,075	$7,077,088
Net assets	$5,952,841	$5,961,849	$6,021,393
Net asset value per share	$15.26	$15.28	$15.45
Net debt-to-equity	1.19x	1.23x	1.09x

PORTFOLIO COMPOSITION

As of December 31, 2024, the Company had investments in 227 portfolio companies across 30 industries, with an aggregate portfolio size of $13.2 billion at fair value and an average investment size of $58.1 million at fair value.

	December 31, 2024		September 30, 2024
($ in thousands)	Fair Value	% of Total	Fair Value	% of Total
Portfolio composition:
First-lien senior secured debt investments	$9,974,880	75.6%	$10,200,136	75.9%
Second-lien senior secured debt investments	706,800	5.4%	731,204	5.4%
Unsecured debt investments	301,956	2.3%	307,164	2.3%
Preferred equity investments	371,744	2.8%	389,920	2.9%
Common equity investments	1,543,689	11.7%	1,422,765	10.6%
Joint ventures	295,476	2.2%	396,347	2.9%

Total investments	$13,194,545		$13,447,536

	December 31, 2024	September 30, 2024
Number of portfolio companies	227	219
Percentage of debt investments at floating rates	96.4%	96.3%
Percentage of senior secured debt investments	81.0%	81.3%
Weighted average spread over base rate of all floating rate debt investments	6.0%	6.2%
Weighted average total yield of accruing debt and income-producing securities at fair value	11.1%	11.5%
Weighted average total yield of accruing debt and income-producing securities at cost	11.2%	11.6%
Percentage of investments on non-accrual of the portfolio at fair value	0.4%	0.6%

PORTFOLIO AND INVESTMENT ACTIVITY

Full Year

For the full year ended December 31, 2024, new investment commitments totaled $7.3 billion across 93 new portfolio companies and 68 existing portfolio companies. This compares to $2.2 billion for the full year ended December 31, 2023 across 32 new portfolio companies and 34 existing portfolio companies.

For the full year ended December 31, 2024, the principal amount of new investments funded was $5.9 billion. For this period, the Company had $5.1 billion aggregate principal amount in sales and repayments. For the full year ended December 31, 2023, the principal amount of new investments funded was $1.7 billion. For this period, the Company had $2.2 billion aggregate principal amount in sales and repayments.

Fourth Quarter

For the three months ended December 31, 2024, new investment commitments totaled $1.7 billion across 27 new portfolio companies and 17 existing portfolio companies. This compares to $1.2 billion for the three months ended September 30, 2024 across 23 new portfolio companies and 14 existing portfolio companies.

For the three months ended December 31, 2024, the principal amount of new investments funded was $1.6 billion. For this period, the Company had $1.6 billion aggregate principal amount in sales and repayments. For the three months ended September 30, 2024, the principal amount of new investments funded was $1.1 billion. For this period, the Company had $1.1 billion aggregate principal amount in sales and repayments.

	For the Years Ended December 31,
($ in thousands)	2024	2023	2022
New investment commitments
Gross originations	$7,384,171	$2,165,911	$1,997,087
Less: Sell downs	(53,334)	(10,803)	(224,665)

Total new investment commitments	$7,330,837	$2,155,108	$1,772,422

Principal amount of investments funded:
First-lien senior secured debt investments	$5,102,264	$1,523,503	$788,718
Second-lien senior secured debt investments	30,000	—	6,883
Unsecured debt investments	132,135	—	90,451
Preferred equity investments	3,079	36,377	90,110
Common equity investments	324,269	86,457	131,777
Joint ventures(1)	337,596	34,125	69,125

Total principal amount of investments funded	$5,929,343	$1,680,462	$1,177,064

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(3,577,170)	$(2,069,540)	$(1,116,583)
Second-lien senior secured debt investments	(1,026,330)	(97,713)	(29,800)
Unsecured debt investments	(152,427)	(193)	(31,427)
Preferred equity investments	(61,575)	(6,952)	(22,843)
Common equity investments	(73,268)	(195)	(7,350)
Joint ventures(1)	(191,151)	—	—

Total principal amount of investments sold or repaid	$(5,081,921)	$(2,174,593)	$(1,208,003)

Number of new investment commitments in new portfolio companies(2)	93	32	52
Average new investment commitment amount in new portfolio companies	$56,012	$53,397	$22,757
Weighted average term for new debt investment commitments (in years)	5.4	5.6	5.6
Percentage of new debt investment commitments at floating rates	98.1%	96.2%	95.1%
Percentage of new debt investment commitments at fixed rates	1.9%	3.8%	4.9%
Weighted average interest rate of new debt investment commitments(3)	9.7%	11.7%	10.4%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	5.3%	6.3%	6.9%

(1)	This was disclosed as “Investment funds and vehicles” as of December 31, 2022.
(2)	Number of new investment commitments represents commitments to a particular portfolio company.
(3)

For the years ended December 31, 2024, 2023 and 2022, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 4.31%, 5.33% and 4.59% as of December 31, 2024, 2023 and 2022, respectively.

	For the Three Months Ended
($ in thousands)	December 31, 2024	September 30, 2024
New investment commitments
Gross originations	$1,695,507	$1,151,668
Less: Sell downs	(15,834)	—

Total new investment commitments	$1,679,673	$1,151,668

Principal amount of investments funded:
First-lien senior secured debt investments	$1,114,927	$1,044,951
Second-lien senior secured debt investments	20,000	—
Unsecured debt investments	—	—
Preferred equity investments	366	1,097
Common equity investments	215,476	13,318
Joint ventures	271,970	21,437

Total principal amount of investments funded	$1,622,739	$1,080,803

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(1,265,281)	$(1,027,432)
Second-lien senior secured debt investments	(34,500)	(65,812)
Unsecured debt investments	(5,450)	—
Preferred equity investments	(9,521)	(21,360)
Common equity investments	(73,253)	(15)
Joint ventures	(191,151)	—

Total principal amount of investments sold or repaid	$(1,579,156)	$(1,114,619)

Number of new investment commitments in new portfolio companies(1)	27	23
Average new investment commitment amount in new portfolio companies	$44,561	$42,251
Weighted average term for new debt investment commitments (in years)	5.3	4.4
Percentage of new debt investment commitments at floating rates	99.4%	98.8%
Percentage of new debt investment commitments at fixed rates	0.6%	1.2%
Weighted average interest rate of new debt investment commitments(2)	9.5%	9.7%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	5.2%	5.1%

(1)	Number of new investment commitments represents commitments to a particular portfolio company.
(2)

For the three months ended December 31, 2024 and September 30, 2024 assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 4.31% and 4.59% as of December 31, 2024 and September 30, 2024, respectively.

RESULTS OF OPERATIONS FOR THE FULL YEAR AND QUARTER ENDED DECEMBER 31, 2024

Investment Income

Investment income increased to $1.60 billion for the year ended December 31, 2024 from $1.58 billion for the year ended December 31, 2023, primarily due to higher dividend income and other income, which was partially offset by a decrease in the yield of our debt investment portfolio. Dividend income increased period-over-period primarily due to an increase in dividends earned from the Company’s controlled, affiliated and non-controlled, affiliated equity investments. Other income increased period-over-period primarily due to repayment fees and accelerated amortization of upfront fees from unscheduled paydowns which are non-recurring in nature. The Company expects that investment income will vary based on a variety of factors including the pace of originations and repayments.

Investment income decreased to $394.4 million for the three months ended December 31, 2024, from $411.2 million for the three months ended December 31, 2023.

Expenses

Total expenses increased to $844.1 million for the year ended December 31, 2024 from $815.7 million for the year ended December 31, 2023, primarily due to an increase in interest expense and average daily borrowings. As a percentage of total assets, management fees, incentive fees, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period-over-period.

Total expenses increased to $209.7 million for the three months ended December 31, 2024 from $207.9 million for the three months ended December 31, 2023.

Liquidity and Capital Resources

As of December 31, 2024, the Company had $505.7 million in cash and restricted cash, $7.6 billion in total principal value of debt outstanding, including $2.6 billion of undrawn capacity on the Company’s credit facilities and $4.8 billion of unsecured notes. The funding mix was composed of 54% secured and 46% unsecured borrowings as of December 31, 2024 on a committed basis. The Company was in compliance with all financial covenants under its credit facilities as of December 31, 2024. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to take advantage of market opportunities in the current economic climate.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:

The conference call will be broadcast live on February 20, 2025 at 10:00 a.m. Eastern Time on the Events section of OBDC’s website at www.blueowlcapitalcorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: (877) 737-7048

•	International: +1 (201) 689-8523

All callers will need to reference “Blue Owl Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the Events section of OBDC’s website, and via the dial-in numbers listed below:

•	Domestic: (877) 660-6853

•	International: +1 (201) 612-7415

•	Conference ID: 13750520

ABOUT BLUE OWL CAPITAL CORPORATION

Blue Owl Capital Corporation (NYSE: OBDC) is a specialty finance company focused on lending to U.S. middle-market companies. OBDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDC is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and is a part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDC makes them. OBDC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

BDC Investor Relations

Michael Mosticchio

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
($ in thousands, except per share amounts)	December 31, 2024	September 30, 2024	December 31, 2023
Investments at Fair Value	$13,194,545	$13,447,536	$12,713,348
Total Assets	$13,865,564	$14,090,780	$13,511,396
Net Asset Value Per Share	$15.26	$15.28	$15.45
Investment Income	$394,392	$406,029	$411,227
Net Investment Income	$184,246	$184,912	$199,023
Net Income	$154,885	$135,358	$188,970
Net Investment Income Per Share	$0.47	$0.47	$0.51
Net Realized and Unrealized Gains (and Losses) Per Share	$(0.08)	$(0.13)	$(0.03)
Net Income Per Share	$0.40	$0.35	$0.48
Distributions Declared from Net Investment Income Per Share	$0.37	$0.37	$0.35
Supplemental Distributions Declared from Net Investment Income Per Share	$0.05	$0.05	$0.08
Weighted Average Yield of Accruing Debt and Income Producing Securities at Fair Value	11.1%	11.5%	12.4%
Weighted Average Yield of Accruing Debt and Income Producing Securities at Amortized Cost	11.2%	11.6%	12.5%
Percentage of Debt Investments at Floating Rates	96.4%	96.3%	97.4%

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(Amounts in thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $11,511,987 and $11,271,962, respectively)	$11,451,457	$11,264,956
Non-controlled, affiliated investments (amortized cost of $233,105 and $19,004, respectively)	235,060	19,988
Controlled, affiliated investments (amortized cost of $1,424,298 and $1,341,236, respectively)	1,508,028	1,428,404

Total investments at fair value (amortized cost of $13,169,390 and $12,632,202, respectively)	13,194,545	12,713,348
Cash (restricted cash of $82,387 and $87,067, respectively)	505,692	658,702
Foreign cash (cost of $8,539 and $946, respectively)	8,464	956
Interest receivable	105,881	112,260
Receivable from a controlled affiliate	16,970	22,978
Prepaid expenses and other assets	34,012	3,152

Total Assets	$13,865,564	$13,511,396

Liabilities
Debt (net of unamortized debt issuance costs of $84,363 and $81,492, respectively)	$7,457,702	$7,077,088
Distribution payable	144,381	136,407
Management fee payable	49,058	47,711
Incentive fee payable	39,082	42,217
Payables to affiliates	6,083	3,835
Accrued expenses and other liabilities	216,417	182,745

Total Liabilities	7,912,723	7,490,003

Commitments and contingencies (Note 7)
Net Assets
Common shares $0.01 par value, 1,000,000,000 shares authorized; 390,217,304 and 389,732,868 shares issued and outstanding, respectively	3,902	3,897
Additional paid-in-capital	5,919,539	5,924,002
Accumulated undistributed (overdistributed) earnings	29,400	93,494

Total Net Assets	5,952,841	6,021,393

Total Liabilities and Net Assets	$13,865,564	$13,511,396

Net Asset Value Per Share	$15.26	$15.45

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	For the Years Ended December 31,
	2024	2023	2022
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$1,168,652	$1,209,536	$931,870
Payment-in-kind (“PIK”) interest income	172,852	169,763	113,256
Dividend income	78,482	72,936	52,422
Other income	22,451	14,755	18,514

Total investment income from non-controlled, non-affiliated investments	1,442,437	1,466,990	1,116,062

Investment income from non-controlled, affiliated investments:
Interest income	1,038	—	—
Payment-in-kind (“PIK”) interest income	1,128	—	—
Dividend income	932	252	—
Other income	40	—	—

Total investment income from non-controlled, affiliated investments:	3,138	252	—

Investment income from controlled, affiliated investments:
Interest income	30,308	20,174	8,206
Payment-in-kind (“PIK”) interest income	1,666	1,934	—
Dividend income	118,538	91,802	77,047
Other Income	671	942	689

Total investment income from controlled, affiliated investments	151,183	114,852	85,942

Total Investment Income	1,596,758	1,582,094	1,202,004

Expenses
Interest expense	464,915	436,306	307,539
Management fees	193,570	191,622	188,755
Performance based incentive fees	157,193	159,857	118,091
Professional fees	13,602	15,532	14,709
Directors’ fees	1,280	1,280	1,092
Other general and administrative	13,495	11,127	9,290

Total Operating Expenses	844,055	815,724	639,476

Net Investment Income (Loss) Before Taxes	752,703	766,370	562,528

Income tax expense (benefit)	11,646	12,759	5,810

Net Investment Income (Loss) After Taxes	$741,057	$753,611	$556,718

Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(45,932)	$90,497	$(133,980)
Non-controlled, affiliated investments	951	1,033	(49)
Controlled, affiliated investments	(3,438)	213	45,602
Translation of assets and liabilities in foreign currencies	(1,041)	5,808	(2,118)
Income tax (provision) benefit	(709)	(4,605)	(3,964)

Total Net Change in Unrealized Gain (Loss)	(50,169)	92,946	(94,509)

Net realized gain (loss):
Non-controlled, non-affiliated investments	$(62,453)	$(52,003)	$5,171
Non-controlled, affiliated investments	1,827	—	—
Controlled affiliated investments	(25,771)	—	—
Foreign currency transactions	(9,511)	(1,242)	(1,025)

Total Net Realized Gain (Loss)	(95,908)	(53,245)	4,146

Total Net Realized and Change in Unrealized Gain (Loss)	(146,077)	39,701	(90,363)

Net Increase (Decrease) in Net Assets Resulting from Operations	$594,980	$793,312	$466,355
Earnings Per Share—Basic and Diluted	$1.53	$2.03	$1.18

Weighted Average Shares Outstanding—Basic and Diluted	390,068,596	390,104,585	394,006,852